EX-1.1 OTHERDOC
          2
          0002.txt
             JOINT FILING AGREEMENT



                                                                    Exhibit 1.1
                                                                    ----------

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 1 to the Statement on this
Schedule 13G, dated June 24, 2004, (the "Schedule 13G"), with respect to the Class B Preferred Shares of Nortel Inversora S.A. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13G. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 24th day of June, 2004.


                                           Fintech Advisory Inc.

                                           By:  /s/ Julio Herrera
                                           ---------------------------
                                           Name:  Julio Herrera
                                           Title: President


                                          Fimex International Ltd.

                                          By:  /s/ Julio Herrera
                                          ----------------------------
                                          Name:  Julio Herrera
                                          Title: Attorney-in-Fact


                                          By:  /s/ Julio Herrera
                                          ----------------------------
                                          Name:  Julio Herrera